                                                                     EXHIBIT 5.1

                       OPPENHEIMER WOLFF & DONNELLY LLP
                           500 Newport Center Drive
                                   Suite 700
                       Newport Beach, California  92660
                                (949) 719-6000
                             (949) 719-6040 (Fax)


                                 June 30, 1999

COPE, Inc.
Grundstrasse 14
6343 Rotkreuz
Switzerland

     Re:  Registration Statement on Form SB-2
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Gentlemen:

     As counsel for COPE, Inc., a Delaware corporation (the "Company"), we have examined its Certificate of Incorporation, as amended, Bylaws and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement on Form SB-2 of the Company as filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended, of a total 700,000 shares of $.001 par value common stock ("Common Stock"), including the exhibits and form of Prospectus (the "Prospectus") pertaining thereto, and any amendments thereto (collectively, the "Registration Statement").

     Upon the basis of such examination, we are of the opinion that:

     1. The Company is a corporation duly authorized and validly existing in good standing under the laws of the State of Delaware, with all requisite power to conduct the business described in the Registration Statement.

     2. The shares of the Company's Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and, subject to the payment therefor pursuant to the terms contemplated in the final Prospectus, such shares of Common Stock will be duly and validly issued as fully paid and non-assessable securities of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ OPPENHEIMER WOLFF & DONNELLY LLP